UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2022

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 27, 2022 (the “Effective Date”), Vincent C. Hopkin, Executive Vice President and General Manager, Advanced Solutions Group (“ASG”) for ON Semiconductor Corporation (the “Company” and, including its affiliates, “onsemi”), informed the Company’s Board of Directors (the “Board”) of his intention to step down from his officer positions with onsemi, effective immediately, and will retire from all positions with onsemi effective July 31, 2022 (the “Retirement Date”). Robert Tong, a Senior Vice President and direct report of Mr. Hopkin who has served as General Manager of the Mobile, Computing and Cloud Division of ASG since 2019, will assume Mr. Hopkin’s duties as the senior officer in charge of ASG effective as of the Effective Date. Mr. Tong joined onsemi in 2008 through its acquisition of AMI Semiconductor, where he served as senior vice president of its medical division. Prior to AMI Semiconductor, he was the president and CEO of Dspfactory, a fabless semiconductor startup of DSP products for the hearing health industry.

(e) Upon his retirement, Mr. Hopkin will be entitled to receive the retirement-related benefits and compensation previously disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). In addition, the Human Capital and Compensation Committee of the Board approved the acceleration of vesting for the remainder of the time-based restricted stock units granted to him in 2021, effective as of the Effective Date, although those awards will continue to pay out according to their original schedule. All other unvested equity awards held by him, including the entirety of his 2022 equity grant, will be forfeited on the Retirement Date.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 26, 2022. The proposals (all of which were from management) submitted to the stockholders of the Company at the Annual Meeting and the final results of the voting regarding each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement filed with the SEC on April 6, 2022.

(b) Proposal No. 1. The Company’s stockholders elected 10 directors of the Company, each for a one-year term expiring at the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, or until the earlier time of their death, resignation or removal, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Atsushi Abe	343,183,023	9,498,137	1,368,858	26,546,017
Alan Campbell	342,423,139	10,257,880	1,368,999	26,546,017
Susan K. Carter	341,807,971	10,147,159	2,094,888	26,546,017
Thomas L. Deitrich	343,738,350	8,935,741	1,375,927	26,546,017
Gilles Delfassy	347,873,893	4,798,847	1,377,278	26,546,017
Hassane El-Khoury	348,101,513	4,525,575	1,422,930	26,546,017
Bruce E. Kiddoo	347,421,914	5,258,427	1,369,677	26,546,017
Paul A. Mascarenas	309,662,556	40,962,648	3,424,814	26,546,017
Gregory L. Waters	346,888,733	5,784,220	1,377,065	26,546,017
Christine Y. Yan	333,699,164	18,979,237	1,371,617	26,546,017

Proposal No. 2. The Company’s stockholders approved the advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
330,764,196	22,985,210	300,612	26,546,017

Proposal No. 3. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, as set forth below:

Votes For	Votes Against	Abstentions
340,095,717	40,420,178	80,140

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: June 2, 2022	By:	/s/ PAMELA L. TONDREAU
Pamela L. Tondreau Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary